  As filed with the Securities and Exchange Commission on September 28, 1999

                                                   Registration No. 333-
================================================================================

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                             NUEVO ENERGY COMPANY
                         (Exact name of registrant as
                           specified in its charter)

              DELAWARE                                76-0304436
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

           1021 MAIN, SUITE 2100, HOUSTON, TEXAS               77002
          (Address of Principal Executive Offices)           (Zip Code)

                             NUEVO ENERGY COMPANY
                           1999 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                            ---------------------

                                Robert M. King
                 1021 MAIN, SUITE 2100, HOUSTON, TEXAS   77002
                    (Name and address of agent for service)

                                (713) 652-0706
         (Telephone number, including area code, of agent for service)

                            ---------------------

                                   COPY TO:

                              GEORGE G. YOUNG III
                           HAYNES AND BOONE, L.L.P.
                          1000 LOUISIANA, SUITE 4300
                             HOUSTON, TEXAS  77002
                          TELEPHONE:  (713) 547-2081
                           TELECOPY: (713) 547-2600

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================
            TITLE OF                        AMOUNT           PROPOSED MAXI-         PROPOSED MAXI-     AMOUNT OF
        SECURITIES TO BE                     TO BE         MUM OFFERING PRICE        MUM AGGREGATE    REGISTRATION
          REGISTERED                      REGISTERED          PER SHARE             OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
 share (1) (2)                            1,000,000          $17.09(3)                $17,090,000      $4,751.02
--------------------------------------------------------------------------------------------------------------------

     (1) Including preferred stock purchase rights issued under the Company's Shareholder Rights Plan, dated March 5, 1997.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stock Incentive Plan described herein.

     (3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the high and low prices reported on the New York Stock Exchange on September 22, 1999.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to our employees, officers and directors participating in the Nuevo Energy Company 1999 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

     . Annual Report on Form 10-K for the fiscal year ended December 31, 1998. . Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and
       June 30, 1999.
     . Current Reports on From 8-K filed February 4, 1999, March 10, 1999, July
       23, 1999, and August 2, 1999.
     . The description of common stock contained in the our Registration
       Statement on Form 8-A, filed with the Commission on May 15, 1990, including any future amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Nine of the Certificate of Incorporation of the Company, as amended, and Article VII of the Bylaws of the Company, as amended, provide, in general, that the Company may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

     The Company has purchased directors and officers liability insurance policy which insures, among other things, (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT                                                       INCORPORATED HEREIN                          FILED
  NUMBER              DESCRIPTION                                 BY REFERENCE TO                           HEREWITH
  -------             -----------                                 ---------------                           --------
    4.1       Specimen Stock Certificate                   Exhibit 4.1 to the Registrant's
                                                           Registration Statement on Form S-4
                                                           (Registration No. 33-33873)

  EXHIBIT                                                    INCORPORATED HEREIN                          FILED
  NUMBER              DESCRIPTION                              BY REFERENCE TO                           HEREWITH
  -------             -----------                              ---------------                           --------
    5.1       Opinion of Haynes and Boone, L.L.P.                                                            X

    15        Letter re unaudited interim financial
              information*

    23.1      Consent of KPMG LLP                                                                            X

    23.2      Consent of Haynes and Boone, L.L.P.                                                       Included as
                                                                                                          part of
                                                                                                        Exhibit 5.1

    24        Power of Attorney                                                                          Signature
                                                                                                        Page to this
                                                                                                        Registration
                                                                                                         Statement

    99.1      1999 Stock Incentive Plan                                                                        X

* Not applicable

ITEM 9.      UNDERTAKINGS.

  (a)  We hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) We hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 6, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 1999.

                                  NUEVO ENERGY COMPANY
                                  (Registrant)


                                  By: /s/ Douglas L. Foshee
                                      -----------------------------------------
                                      Douglas L. Foshee, Chairman of the Board,
                                      and Chief Executive Officer
                                      (principal executive officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas L. Foshee and Robert M. King, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                       TITLE                             DATE
---------                                       -----                             ----
  /s/ Douglas L. Foshee        Chairman of the Board, President             September 24, 1999
----------------------------   and Chief Executive Officer
Douglas L. Foshee              (principal executive officer)


  /s/ Robert M. King           Senior Vice President and Chief Financial    September 24, 1999
----------------------------   Officer (principal accounting and financial
Robert M. King                 officer)


  /s/ Robert L. Gerry III      Director                                     September 24, 1999
----------------------------
Robert L. Gerry III

  /s/ David Ross III           Director                                     September 24, 1999
----------------------------
David Ross III

  /s/ Gary R. Petersen         Director                                     September 24, 1999
----------------------------
Gary R. Petersen

  /s/ Thomas D. Barrow         Director                                     September 24, 1999
----------------------------
Thomas D. Barrow

  /s Isaac Arnold, Jr.         Director                                     September 24, 1999
----------------------------
Isaac Arnold, Jr.

  /s/ David H. Batchelder      Director                                     September 24, 1999
----------------------------
David H. Batchelder

  /s/ Robert W. Shower         Director                                     September 24, 1999
----------------------------
Robert W. Shower

  /s/ Charles M. Elson         Director                                     September 24, 1999
----------------------------
Charles M. Elson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nuevo Energy Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 24, 1999.

                              NUEVO ENERGY COMPANY 1999 STOCK
                              INCENTIVE PLAN

                              By:   Nuevo Energy Company Plan Administrator


                              By: /s/ Douglas L. Foshee
                                 ---------------------------------------------
                                 Douglas L. Foshee, Chairman of the Board
                                 President and Chief Executive Officer

EXHIBIT INDEX

  EXHIBIT                                                    INCORPORATED HEREIN                          FILED
  NUMBER              DESCRIPTION                              BY REFERENCE TO                           HEREWITH
  -------             -----------                              ---------------                           --------
    4.1       Specimen Stock Certificate                   Exhibit 4.1 to the Registrant's
                                                           Registration Statement on Form S-4
                                                           (Registration No. 33-33873)

    5.1       Opinion of Haynes and Boone, L.L.P.                                                           X

    15        Letter re unaudited interim financial
              information*

    23.1      Consent of KPMG L.L.P.                                                                        X

    23.2      Consent of Haynes and Boone, L.L.P.                                                    Included as part
                                                                                                      of Exhibit 5.1

    24        Power of Attorney                                                                     Signature Page to
                                                                                                    this Registration
                                                                                                       Statement

    99.1      1999 Stock Incentive Plan                                                                     X

* Not applicable